Exhibit 99.4

All Employee FAQ

Date: Aug. 4, 2010

To:	All Atlantic Southeast people

Subject: Atlantic Southeast reaches definitive agreement to acquire ExpressJet Holdings, Inc.

About the Transaction

Transaction Process

Staffing

About ExpressJet

About the Combined Airline

Partnerships

Products and Services

Represented Employees

Communication

Are you a social media user?

If you are someone who engages in social media “conversations” you should keep Atlantic Southeast’s social media policy in mind, being respectful and relevant in your comments, and being considerate of the public impression you are making when you discuss Atlantic Southeast business activities.  All social media conversations should comply with Atlantic Southeast’s Social Media policy and Media policy, located on ourASA > Documents > Manuals > Corporate Policy Manuals.

About the Transaction

1.              What is the nature of the transaction in today’s announcement?

SkyWest, Inc. has entered into a definitive agreement to acquire all outstanding common stock of ExpressJet Holdings, Inc. (“ExpressJet”). The acquisition agreement has been approved by the boards of directors of SkyWest, Inc. and ExpressJet, but is subject to approval of ExpressJet’s shareholders.  If the proposed transaction is approved by the ExpressJet shareholders, the parties receive all necessary regulatory approvals, and other customary closing conditions are satisfied, work will begin to integrate ExpressJet into the existing Atlantic Southeast operation and achieve single operating certificate (“SOC”) status.

2.              Why is Atlantic Southeast purchasing ExpressJet and integrating it into our operations?

Opportunities for new flying within the regional marketplace are limited, and competition for those opportunities is fierce. In addition to the fact that ExpressJet is a strong regional operator consisting of well-respected aviation professionals, below are key reasons why purchasing ExpressJet and integrating its operations with Atlantic Southeast’s operations makes good business sense:

•                  Atlantic Southeast’s and ExpressJet’s route structures complement one another, and we believe the combined airline will extend the overall SkyWest, Inc. reach substantially to all major U.S. markets;

•                  The combined airline would generate significant purchasing power that neither airline could accomplish alone, which we believe will strengthen our ability to serve our business partners by offering a competitively priced service;

For the employees of Atlantic Southeast Airlines, Inc.

•                  We anticipate that the combined airline will have the financial strength to be a strong competitor for new business and existing contracts;

•                  We believe that the combined airline will have the leverage and financial backing to replace older aircraft and provide growth opportunities; and

•                  We believe our employees will benefit from improved long-term career opportunities and enhanced job stability by being part of a larger, financially stronger and more geographically diverse airline that is better able to compete successfully in the highly competitive regional marketplace.

3.              What are the opportunities associated with the acquisition?

Once the legal transaction is complete, we believe this strategic opportunity will create the opportunity to build a company with significant scale and presence in substantially all major U.S. markets. We believe it will also create a cost-efficient and effective regional airline and will strengthen Atlantic Southeast’s ability to serve our business partners at competitive prices. If we are successful in completing the transaction and capitalizing on the opportunities we have identified, we believe the combined airline will provide better long-term career opportunities and enhanced job stability for employees of both airlines.

4.              What are the risks associated with the transaction?

There are many risks associated with this kind of transaction, including the risk that we may not be able to complete the transaction and the risk that we may not be successful in integrating the operations of the two airlines. However, we are developing a comprehensive integration program to structure, plan, coordinate and monitor the integration activities after closing in an effort to address those risks.

5.              What are the potential benefits associated with the integration?

A main focus of our integration plan will be to create an airline with greater financial strength, which will offer long-term benefits to employees of both airlines, our major airline partners, and other stakeholders. We believe the combined airline will be more efficient with regards to operations, supply chain management, administrative functions, etc. after closing and integration is complete.

6.              Will Atlantic Southeast and ExpressJet combine operating certificates?

Once the proposed transaction is complete, Atlantic Southeast intends to combine ExpressJet operations into our operations and begin the integration process of achieving single operating certificate (SOC) status, and reducing redundancy. As the integration phase begins, our leadership team will share more specific details about these processes.

7.              How will employees benefit from this merger?

We believe employees will benefit from improved long-term career opportunities and enhanced job stability by being part of a larger, financially stronger and more geographically diverse airline that is better able to compete successfully in the highly competitive regional marketplace. We believe the combined company will have the financial strength to be a strong competitor for new business and renewals of existing contracts and will have the leverage to implement the best-in-class practices of both airlines.

8.              How will the merger announcement affect my job today?

The proposed acquisition requires multiple regulatory approvals, approval of the ExpressJet stockholders and the satisfaction of other customary closing conditions. Until those approvals have been obtained, the applicable conditions have been satisfied, and the transaction is completed, Atlantic Southeast and ExpressJet will both continue with operations as usual. As we do each day, Atlantic Southeast people will maintain focus on our operational performance goals of on-time, completion, D-0 and customer satisfaction, with safety remaining at the core of everything we do. We will need to build on the momentum that we have established this year to continue delivering a high-quality product to our business partners and customers.

Once the legal transaction is complete, we intend to begin the process of integrating the operations of ExpressJet Airlines into those of Atlantic Southeast, with the intent of achieving single operating certificate (SOC) status, and reducing redundancy. Watch for additional information that will be coming from leadership regarding specific changes.

9.              Why wasn’t this news shared with employees earlier?

While one of Atlantic Southeast’s guiding principles remains to share news with employees first, communications regarding significant transactions such as the proposed ExpressJet acquisition are subject to restrictions imposed by federal and state securities regulations.

10.       Does Atlantic Southeast intend to engage in “best practices” exercises to promote the best programs from each airline in the combined airline?

Yes. Our comprehensive integration program that is being developed to structure, plan, coordinate and monitor the integration activities after closing will be designed to include identifying those practices and programs at each airline that most benefit employees and the long-term success of the combined airline.

Transaction Process

11.       What is the process for completing the acquisition and integration?

The acquisition requires approval by the shareholders of ExpressJet, as well as by regulatory agencies like the Department of Transportation (DOT) and the Department of Justice (DOJ), and is subject to other customary conditions.  Once the necessary approvals are received and the applicable conditions are satisfied, we intend to move promptly to complete the transaction. In the meantime, we are in the process of forming post-merger integration (PMI) plans for every division to integrate the airlines and to help move toward a single operating certificate. If the transaction is completed, PMI teams will include employees from Atlantic Southeast and ExpressJet. Until then, Atlantic Southeast and ExpressJet will continue operating as separate airlines, and no changes will be made to the operations of either airline in relation to the acquisition.

12.       What is the timeline to complete the acquisition?

While there is no formal timeline, it is anticipated that the acquisition will be completed during fourth quarter 2010.

13.       What happens with the two companies between the time the merger was announced and the closing?

Until closing, there will be no change in the operations or business of either airline. Employees at both airlines will continue to focus on delivering the high-quality product that our customers and business partners have come to expect. Work will begin by the PMI teams on implementing strategic integration measures only after the transaction has been completed. However, both companies are allowed to engage in certain aspects of the integration planning process throughout this timeframe.

Staffing

14.       Will there be involuntary layoffs or furloughs as a result of this transaction?

Any decisions about non-executive work groups, staffing and labor will be made after the PMI teams have had an opportunity to review functions across the combined airline.

15.       Who would lead the new combined entity?

Brad Holt will continue as the president and COO of Atlantic Southeast and, if the proposed transaction is completed, will be the president and COO of the combined entity.

About ExpressJet

16.       Who is ExpressJet?

ExpressJet Airlines, a subsidiary of ExpressJet Holdings, Inc., is one of the world’s largest operators of regional aircraft and provides commercial service as Continental Express and United Express.

17.       What kind of aircraft does ExpressJet operate?

ExpressJet currently operates a fleet of 244 50-seat ERJ145 aircraft

•                  23 ERJ-145ER (extended range)

•                  117 ERJ145 LR (long range)

•                  104 ERJ145XR

18.       Why would we acquire an all-50-seat carrier? Aren’t major carriers reducing their 50-seat feeds?

Despite comments made by some companies in the marketplace, we believe there is a significant need for 50-seat regional jet aircraft, whether they are CRJ or ERJ models. In connection with the proposed transaction, we have substantially negotiated the terms of an amended capacity purchase agreement between ExpressJet Airlines and Continental Airlines which, if executed, would among other provisions, provide a replacement option whereby Atlantic Southeast would be awarded larger aircraft (subject to then-existing scope clause limitations) if Continental decides to pull any of the existing 50-seat aircraft flown by ExpressJet.

About the Combined Airline

19.       Where will the combined airline’s headquarters be located?

The combined airline’s corporate headquarters will be located in Atlanta, Ga.; however we plan to maintain operational offices in Houston to support the ExpressJet operation throughout integration.

20.       How will the combined airline be branded?

Atlantic Southeast will continue operating branded service as Delta Connection and United Express, and ExpressJet will continue to operate as Continental Express and United Express. Any corporate identity decisions will be part of the PMI process.

21.       Do we plan to close or move any facilities?

Until the acquisition closes, Atlantic Southeast and ExpressJet will continue to operate as independent companies, and we will concentrate on running their respective operations as usual to provide a quality product for customers and business partners. Today, operating as independent companies, Atlantic Southeast and ExpressJet regularly evaluate their facilities’ needs in the context of ongoing business operations. We will rely on the PMI process to continue with those types of decisions after the acquisition closes.

Partnerships

22.       How will this acquisition impact contracts currently in place with Delta and United?

This transaction has no material impact on Atlantic Southeast’s current contracts with Delta and United.

23.       Is this part of a plan for Atlantic Southeast to explore independently branded service?

No. There are no plans to support independently branded service as part of the combined airline.

Products and Services

24.       What would our product/fleet makeup be like?

As presently contemplated, the combined airline would consist of 410 aircraft made up of 244 ERJs and 166 CRJs.

25.       Will customers see any changes to our service right now as a result of today’s announcement?

No. Atlantic Southeast and ExpressJet will both continue with operations as usual. As we do each day, Atlantic Southeast people will maintain focus on our operational performance goals of on-time, completion, D-0 and customer satisfaction, with safety remaining at the core of everything we do. We will need to build on the momentum we have established this year to continue delivering the high-quality product that our customers and business partners have come to expect.

Represented Employees

26.       Do ExpressJet employee groups have union representation?

Yes. All ExpressJet labor contracts are either currently amendable or will become amendable during 2010.

Pilots: Air Line Pilots Association (ALPA)

Flight Attendants: International Association of Machinists and Aerospace Workers (IAM)

Mechanics: International Brotherhood of Teamsters (IBT)

Dispatchers: Transport Workers Union (TWU)

27.       Do any labor groups from either airline need to approve the proposed transaction?

No. However, upon the legal close of the transaction we plan to work closely with union representation to ensure a smooth transition.

Compensation and Benefits

28.       When the airlines are integrated, what will be the employee travel policy?

We know that the employee travel program is important to employees of both airlines. Travel privileges are granted by our mainline partners, and we are committed to working with them to develop a program that has competitive features for the combined company’s employees. Until then, employees will have access to their travel privileges as usual.

29.       Which pay and benefit plans will be adopted?

For now, Atlantic Southeast and ExpressJet will maintain their current pay and benefit programs until the acquisition closes. Both companies are committed to driving a performance culture and offering market-competitive rewards and compensation to attract and retain a highly talented workforce. Once the legal transaction is complete, we will work to implement a compensation and benefits program that will enable the combined company to meet its goals.

Additionally, we intend to continue to meet and operate under the collective bargaining agreements until they change.

Communication

30.       What do I do if I get a question from media or an industry analyst?

As always, employees should not provide comment to media and should direct all media inquiries directly to Atlantic Southeast Corporate Communications at 404-856-1199.

31.       How will employees be kept informed about the progress of the acquisition?

As additional material information can be appropriately disclosed, we will communicate that information through regular communication channels on ourASA.

32.       How can employees submit questions not answered in this FAQ?

Employees are encouraged to ask your manager or to submit a question via the [acquisition page name] on ourASA.

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In addition to historical information, these materials contain forward-looking statements.  SkyWest, Inc. (“SkyWest”) may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in these materials are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the proposed combination of Atlantic Southeast Airlines, Inc. (“Atlantic Southeast”) and ExpressJet Holdings, Inc. (“ExpressJet”), as well as the future operating and financial results of SkyWest, Atlantic Southeast and ExpressJet, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in these materials.  These factors include, but are not limited to, the risk that the proposed transaction will not close; the risk that, if the proposed transaction does close, the operations of Atlantic Southeast and ExpressJet will not be integrated successfully or at all; the parties’ ability to obtain regulatory approvals necessary to complete the proposed transaction and implement Atlantic Southeast’s intended business strategy; the ability of the combined company to realize potential synergies and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; approval of the proposed transaction by ExpressJet stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

Actual operational and financial results of SkyWest, Atlantic Southeast and ExpressJet will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; ongoing negotiations between SkyWest, Atlantic Southeast and ExpressJet and their major partners regarding their contractual relationships; the financial stability of those major partners regarding any impact on the contracts that SkyWest, Atlantic Southeast or ExpressJet operates under in their behalf; the resolution of current litigation with a major airline partner of SkyWest and Atlantic Southeast; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission; including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2009, entitled “Risk Factors.”

These materials are neither an offer to purchase nor a solicitation of an offer to sell shares of SkyWest or ExpressJet.  If any such offer is commenced by SkyWest, SkyWest will file and deliver all forms, notices and documents required under state and federal law.  These materials do not constitute a solicitation of any vote or approval.

In connection with the proposed transaction ExpressJet has agreed to file with the Securities and Exchange Commission (“SEC”) a proxy statement.  SkyWest and ExpressJet also plan to file other documents with the SEC regarding the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about SkyWest and ExpressJet, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by SkyWest will be available free of charge on SkyWest’s website at www.skywest.com under the tab “Investor Relations” or by contacting SkyWest’s Investor Relations Department at (435) 634-3203.  Copies of the documents filed with the SEC by ExpressJet will be available free of charge on ExpressJet’s website at www.expressjet.com under the tab “Investors” or by contacting ExpressJet’s Investor Relations Department at (832) 353-1409.

SkyWest and ExpressJet and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ExpressJet stockholders in connection with the proposed transaction.  Information about the directors and executive officers of ExpressJet is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010.  Information about the directors and executive officers of SkyWest is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 12, 2010. These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.